Household International Reports
Highest Full Year and Quarterly EPS In its History;
Tenth Consecutive Record Quarter

o    Full year  earnings  per share up 16 percent, to $3.55
o    Full year net income rises to $1.7 billion
o    Receivables up 22 percent for the year to $87.6billion
o    Fourth  quarter earnings per share up 12 percent to $1.03
o    Receivables grow $4.2 billion, or 5 percent, in the quarter

     Prospect Heights,  IL, January 17, 2001 -- Household  International  (NYSE:
HI) today reported full year earnings per share of $3.55, a 16 percent increase over $3.07 a year ago and the highest earnings per share in the company's 122-year history. Net income totaled $1.7 billion, or 14 percent above the prior year.

     Net managed revenues for the full year increased 18 percent to $8.9 billion, compared to $7.5 billion in 1999.

     Household's fourth quarter earnings per share rose 12 percent to a record $1.03, from $.92 a year ago. Fourth quarter net income rose 12 percent to an all-time high of $492.7 million, compared with $438.8 million a year ago.

     "These strong fourth quarter results cap off a terrific year in which we delivered on all of our earnings and growth goals," said William F. Aldinger, Household's chairman and chief executive officer. "Growth and profitability in the quarter were excellent, while credit quality and our balance sheet remained strong. Since we merged with Beneficial, we have achieved 10 consecutive record quarters, which is a tribute to the contribution that acquisition has made to the performance of the company."

     Commenting on the full year results, Aldinger continued, "Our record earnings per share reflect strong top-line growth and improved credit quality. At the same time, we made significant investments in our technology and human capital that enhance our ability to achieve sustainable and consistent revenue and receivables growth. We have built a powerful franchise that is capable of delivering 13 to 15 percent annual earnings per share growth."

Fourth Quarter Review

Receivable Growth

     Household's managed portfolio grew $4.2 billion, or 5 percent, in the fourth quarter, and 22 percent over the prior year. Growth within the quarter was strong across all consumer product lines, most notably in real estate secured and MasterCard/Visa receivables. The domestic consumer finance business grew $1.9 billion or 4 percent in the fourth quarter. Almost 75 percent of this growth was in real estate secured receivables. The company's MasterCard/Visa portfolio grew $1.2 billion or 7 percent in the quarter, with the strongest results in the GM Card and Union Privilege portfolios.
Revenues

     Strong year-over-year growth in net interest income and credit card fees drove a 20 percent increase in managed-basis revenues, to $2.4 billion in the fourth quarter.

     Net interest margin of $1.7 billion increased 17 percent from a year ago, due to strong receivable volumes. The company's managed net interest margin in percentage terms was 8.01 percent compared to 7.95 percent in the third quarter and 8.29 percent a year ago. The company's risk adjusted revenue (net interest margin and fees less chargeoffs) expanded to 7.60 percent from 7.45 percent in the prior quarter and 7.57 percent a year ago.

     Managed fee income increased 17 percent from a year ago, principally reflecting higher levels of credit card fees.

     Managed basis securitization related revenue was up substantially from both a year ago and the prior quarter, primarily reflecting higher securitization volumes. Nevertheless, the effect on net income was comparable with both prior periods, due to adding to loss reserves for the higher level of receivables sold.

Operating Expenses

     Operating expenses in the quarter rose 18 percent from the prior year. Higher salary expense and sales force incentive compensation drove the increase, consistent with the company's strong loan growth. The efficiency ratio was 30.8 percent in the fourth quarter of 2000, compared to 31.3 percent a year ago.

Credit Quality and Loss Reserves

     The fourth quarter annualized managed net chargeoff ratio improved for the third consecutive quarter to 3.41 percent from 3.47 percent in the third quarter. The fourth quarter chargeoff ratio was 55 basis points lower than a year ago and reached its lowest level since the fourth quarter of 1996. The managed delinquency ratio (60+days) at December 31, 2000 was 4.20 percent, stable with 4.21 percent in the third quarter and 46 basis points better than a year ago.

     Managed credit loss reserves totaled $3.2 billion, up $208 million from September 30. The ratio of reserves-to-managed receivables was 3.65 percent at December 31, compared to 3.58 percent at September 30 and 3.72 percent a year ago. Reserves to nonperforming loans were 107.0 percent at year-end 2000 compared to 106.7 percent at September 30 and 100.1 percent in the prior year. At December 31, 2000, real estate secured receivables, which have lower credit loss potential, comprised 42 percent of the portfolio, compared to 38 percent a year ago.

     The ratio of tangible equity to tangible managed assets improved to 7.41 percent at December 31, 2000 from 6.96 percent a year earlier.

Full Year Highlights

o Managed receivables increased over $15.9 billion, or 22 percent in 2000, with strongest growth in real estate secured receivables.
o Managed revenues increased almost $1.4 billion, or 18 percent, exceeding $8.9 billion.
o Throughout the year, the company made investments to support the growth of its franchise, including spending for personnel, technology, e-commerce and marketing. As a result, operating expenses for the full year increased 20 percent. The efficiency ratio for 2000 was 34.2 percent compared to 33.6 percent in 1999.
o The company's full year chargeoff ratio improved 49 basis points to 3.64 percent.
o Risk adjusted revenue for the year was 7.55 percent compared to 7.37 percent in 1999.

Share Repurchase Program

     In connection with its $2 billion share repurchase program, announced on March 9, 1999, the company bought back 1.8 million shares in the fourth quarter, totaling $76 million. Household repurchased a total of 5.4 million shares in 2000. At December 31, 2000 the company had agreements with third parties to purchase, on a forward basis, approximately 7.2 million shares of its common stock at a weighted average price of $42 per share.

Notice of Live Webcast

     Household will broadcast its fourth quarter earnings teleconference call live over the Internet on its website at www.household.com. The call will begin today at 9:00 am Central Standard Time on January 17, 2001. A replay will also be available shortly after the end of the call.

     Household International, through its subsidiaries, is a leading provider of consumer finance, credit card, auto finance and credit insurance products in the United States, United Kingdom and Canada. In the United States, Household operates under the two oldest and most recognized names in consumer finance - HFC and Beneficial. Household is also one of the nation's largest issuers of private-label and general purpose credit cards, including the GM Card and the AFL-CIO's Union Privilege card. For more information, visit the company's web site at http://www.household.com.

     This press release contains certain estimates and projections that may be forward-looking in nature, as defined by the Private Securities Litigation Reform Act of 1995. A variety of factors may cause actual results to differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference are discussed in Household International's periodic reports that are filed with the SEC.


                           # # #

CONTACTS:
Craig A. Streem, Vice President -- Investor Relations, 847-564-6053, Celeste M. Murphy, Director -- Investor Relations, 847-564-7568, both of Household International

QUARTERLY FINANCIAL SUPPLEMENT

December 31, 2000 - Quarterly Highlights
------------------------------------------------------------------------------
Summary Managed Income Statement                            % Change from Prior
                                                             -------------------
($ millions)                      12/31/00   9/30/00 12/31/99   Qtr.   Year
------------------------------------------------------------------------------
Managed-basis net interest
     margin and other revenues(1) $2,434.7  $2,213.4 $2,030.6    10.0%  19.9%
Managed-basis provision for
     credit losses (1)               917.0     774.9    738.1    18.3   24.2
Operating expenses                   748.9     747.7    634.7     0.2   18.0
-----------------------------------------------------------------------------
Income before income taxes           768.8     690.8    657.8    11.3   16.9
Income taxes                         276.1     239.6    219.0    15.2   26.1
-----------------------------------------------------------------------------
Net income                         $ 492.7   $ 451.2  $ 438.8     9.2   12.3
-----------------------------------------------------------------------------

Common Stock Data
-----------------------------------------------------------------------------
Basic earnings per common share    $  1.05   $   .95  $  .93     10.5%  12.9%
Diluted earnings per common share     1.03       .94     .92      9.6   12.0
-----------------------------------------------------------------------------
Average common shares (millions)     471.1     472.4   468.7     (0.3)   0.5
Average common and equivalent shares
     (millions)                      476.1     477.6   472.7     (0.3)   0.7
-----------------------------------------------------------------------------
Common stock price:
     High                          $ 56.94   $ 57.44  $48.00     (0.9)  18.6
     Low                             43.88     41.00   35.81      7.0   22.5
     Period end                      55.00     56.63   37.25     (2.9)  47.7
-----------------------------------------------------------------------------
Dividends declared per common share$   .19   $   .19  $  .17        -   11.8
Book value per common share          16.88     16.00   13.79      5.5   22.4
------------------------------------------------------------------------------

Key Ratios
--------------------------------------------------------------------------------
Return on average common shareholders'
     equity                             25.4%     24.2%    27.5%   5.0  ( 7.6)%
Return on average owned assets          2.61      2.48     2.96    5.2  (11.8)
Return on average managed assets        2.09      1.98     2.25    5.6   (7.1)
Managed efficiency ratio                30.8      33.8     31.3   (8.9)  (1.6)
Managed net interest margin             8.01      7.95     8.29    0.8   (3.4)
Total shareholders' equity as a percent
     of managed assets                  9.07      9.06     8.72    0.1    4.0
Tangible equity to tangible managed
     assets                             7.41      7.33     6.96    1.1    6.5
-------------------------------------------------------------------------------

(1) To aid analysis, net interest margin, other revenues, and provision for credit losses are presented on a pro forma managed basis as if receivables securitized and sold with limited recourse were held in the portfolio. Policyholders' benefits have been netted against other revenues.

Yearly Highlights
-------------------------------------------------------------------------------
Twelve Month Highlights
Summary Managed Income Statement                           Twelve Months Ended
                                                           --------------------
($ millions)                                    12/31/00     12/31/99  % Change
------------------------------------------------------------------------------
Managed-basis net interest margin and other
       revenues (1)                             $  8,905.8   $7,529.8     18.3%
Managed-basis provision for credit losses (1)      3,252.4    2,781.8     16.9
Operating expenses                                 3,042.9    2,527.3     20.4
--------------------------------------------------------------------------------
Income before income taxes                         2,610.5    2,220.7     17.6
Income taxes                                         909.8      734.3     23.9
--------------------------------------------------------------------------------
Net income                                       $ 1,700.7   $1,486.4     14.4
--------------------------------------------------------------------------------

Common Stock Data
--------------------------------------------------------------------------------
Basic earnings per common share                   $   3.59   $   3.10     15.8%
Diluted earnings per common share                     3.55       3.07     15.6
--------------------------------------------------------------------------------
Average common shares (millions)                     471.8      477.0     (1.1)
Average common and equivalent shares (millions)      476.2      481.8     (1.2)
--------------------------------------------------------------------------------
Common stock price:
     High                                         $  57.44   $  52.31      9.8
     Low                                             29.50      35.81    (17.6)
     Period end                                      55.00      37.25     47.7
--------------------------------------------------------------------------------
Dividends declared per common share               $    .74    $   .68      8.8
--------------------------------------------------------------------------------

Key Ratios
------------------------------------------------------------------------------
Return on average common shareholders' equity         23.4%      23.5%   (0.4)%
Return on average owned assets                        2.44       2.64    (7.6)
Return on average managed assets                      1.93       1.99    (3.0)
Managed efficiency ratio                              34.2       33.6     1.8
Managed net interest margin                           8.10       8.23    (1.6)
-------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF INCOME - OWNED BASIS

                                                                        % Change
 Three Months                                                       from Prior
-------------------------------------------------------------------------------
($ millions)                     12/31/00   9/30/00   12/31/99    Qtr.   Year
-------------------------------------------------------------------------------
Finance income                 $ 2,408.0   $2,262.1  $ 1,773.2    6.4%   35.8%
Other interest income                7.6        8.3        8.1   (8.4)   (6.2)
Interest expense                 1,117.0    1,057.2      762.8    5.7    46.4
-------------------------------------------------------------------------------
Net interest margin              1,298.6    1,213.2    1,018.5    7.0    27.5
Provision for credit losses
     on owned receivables          574.8      524.4      453.2    9.6    26.8
-------------------------------------------------------------------------------
Net interest margin after
     provision for credit losses   723.8      688.8      565.3    5.1    28.0
-------------------------------------------------------------------------------
Securitization revenue             394.7      379.9      398.2    3.9    (0.9)
Insurance revenues                 147.7      146.7      129.2    0.7    14.3
Investment income                   47.0       43.9       40.8    7.1    15.2
Fee income                         234.4      216.2      174.3    8.4    34.5
Other income                        33.5       30.1       43.8   11.3   (23.5)
-------------------------------------------------------------------------------
Total other revenues               857.3      816.8      786.3    5.0    9.0
-------------------------------------------------------------------------------
Salaries and fringe benefits       355.5      333.0      270.2    6.8   31.6
Sales incentives                    50.3       53.1       37.0   (5.3)  35.9
Occupancy and equipment expense     77.1       78.4       70.9   (1.7)   8.7
Other marketing expenses           104.3      108.2      106.0   (3.6)  (1.6)
Other servicing and administrative
     expenses                      122.8      136.0      114.5   (9.7)   7.2
Amortization of acquired
     intangibles and goodwill       38.9       39.0       36.1   (0.3)   7.8
Policyholders' benefits             63.4       67.1       59.1   (5.5)   7.3
-------------------------------------------------------------------------------
Total costs and expenses           812.3      814.8      693.8   (0.3)  17.1
-------------------------------------------------------------------------------
Income before income taxes         768.8      690.8      657.8   11.3   16.9
Income taxes                       276.1      239.6      219.0   15.2   26.1
-------------------------------------------------------------------------------
Net income                         492.7      451.2      438.8    9.2   12.3
Preferred dividends                 (2.3)      (2.3)      (2.3)     -      -
-------------------------------------------------------------------------------
Earnings available to common
     shareholders                  490.4      448.9   $   436.5    9.2% 12.3%
------------------------------------------------------------------------------
Effective tax rate                  35.9%      34.7%       33.3%   3.5%  7.8%
-------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF INCOME-OWNED BASIS

Twelve Months
----------------------------------------------------------------------
                                                   Twelve Months Ended
                                             -------------------------
($ millions)                          12/31/00     12/31/99  % Change
-----------------------------------------------------------------------
Finance income                       $ 8,660.3    $  6,549.5     32.2%
Other interest income                     34.0          33.4      1.8
Interest expense                       3,928.9       2,776.6     41.5
-----------------------------------------------------------------------
Net interest margin                    4,765.4       3,806.3     25.2
Provision for credit losses on
     owned receivables                 2,116.9       1,716.4     23.3
-----------------------------------------------------------------------
Net interest margin after provision
     for credit losses                 2,648.5       2,089.9     26.7
-----------------------------------------------------------------------
Securitization revenue                 1,476.6       1,393.5      6.0
Insurance revenues                       561.2         534.6      5.0
Investment income                        174.2         168.8      3.2
Fee income                               825.8         595.5     38.7
Other income                             228.8         223.8      2.2
-----------------------------------------------------------------------
Total other revenues                   3,266.6       2,916.2     12.0
-----------------------------------------------------------------------
Salaries and fringe benefits           1,312.1       1,048.7     25.1
Sales incentives                         203.6         145.9     39.5
Occupancy and equipment expense          306.6         270.9     13.2
Other marketing expenses                 470.9         370.0     27.3
Other servicing and administrative
     expenses                            589.7         547.9      7.6
Amortization of acquired intangibles
     and goodwill                        160.0         143.9     11.2
Policyholders' benefits                  261.7         258.1      1.4
-----------------------------------------------------------------------
Total costs and expenses               3,304.6       2,785.4     18.6
-----------------------------------------------------------------------
Income before income taxes             2,610.5       2,220.7     17.6
Income taxes                             909.8         734.3     23.9
-----------------------------------------------------------------------
Net income                             1,700.7       1,486.4     14.4
Preferred dividends                       (9.2)         (9.2)       -
-----------------------------------------------------------------------
Earnings available to common
     shareholders                    $ 1,691.5     $ 1,477.2     14.5%
-----------------------------------------------------------------------
Effective tax rate                        34.9%         33.1%     5.4%
-----------------------------------------------------------------------

Balance Sheet Data
-------------------------------------------------------------------------------
($ millions)                             12/31/00       9/30/00       12/31/99
-------------------------------------------------------------------------------
Owned assets                        $    76,706.3     $ 73,728.6   $  60,749.4
Managed assets                           96,955.8       92,596.1      80,188.3
Managed receivables                      87,607.4       83,453.9      71,728.3
Debt                                     64,517.8       61,900.6      50,645.1
Trust originated preferred securities       675.0          675.0         375.0
Preferred stock                             164.4          164.4         164.4
Common shareholders' equity               7,951.2        7,550.4       6,450.9
Total shareholders' equity as a percent
   of managed assets                         9.07%          9.06%         8.72%
Tangible equity to tangible managed assets   7.41           7.33          6.96
-------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF INCOME - MANAGED BASIS

     Securitizations and sales of consumer receivables are a source of liquidity for us. We continue to service the securitized receivables after such receivables are sold and we retain a limited recourse obligation. Securitizations impact the classification of revenues and expenses in the statement of operations. When reporting on a managed basis, net interest margin, provision for credit losses, fee income, and securitization related revenue related to receivables sold are reclassified from securitization revenue into the appropriate caption.


Three Months                                                                                                 % Change from Prior
----------------------------------------------------------------------------------------------------------------------------------
($ millions)                                12/31/00      (1)      9/30/00    (1)      12/31/99    (1)         Qtr.         Year
----------------------------------------------------------------------------------------------------------------------------------
Finance and other interest income        $   3,183.5    14.78%   $ 3,033.9   14.67%     2,525.1   14.23%       4.9%        26.1%
Interest expense                             1,457.1     6.77      1,390.6    6.72      1,055.1    5.94        4.8         38.1
----------------------------------------------------------------------------------------------------------------------------------
Net interest margin                          1,726.4    8.01%      1,643.3    7.95%     1,470.0    8.29%       5.1         17.4
Provision for credit losses                    917.0                 774.9                738.1               18.3         24.2
----------------------------------------------------------------------------------------------------------------------------------
Net interest margin after provision
   for credit losses                           809.4                 868.4                731.9               (6.8)        10.6
----------------------------------------------------------------------------------------------------------------------------------
Insurance revenues                             147.7                 146.7                129.2                0.7         14.3
Investment income                               47.0                  43.9                 40.8                7.1         15.2
Fee income                                     404.0                 380.3                344.4                6.2         17.3
Securitization related revenue                 139.5                  36.2                 61.5               100+         100+
Other income                                    33.5                  30.1                 43.8               11.3        (23.5)
----------------------------------------------------------------------------------------------------------------------------------
Total other revenues                           771.7                 637.2                619.7               21.1         24.5
Operating expenses and policyholders'
    benefits                                   812.3                 814.8                693.8               (0.3)        17.1
----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                     768.8                 690.8                657.8               11.3         16.9
Income taxes                                   276.1                 239.6                219.0               15.2         26.1
----------------------------------------------------------------------------------------------------------------------------------
Net income                                 $   492.7            $    451.2                438.8                9.2         12.3
----------------------------------------------------------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured                  $ 35,934.4            $ 34,617.3             26,436.8                3.8%        35.9%
     Auto finance                            4,455.4               4,116.9              2,866.4                8.2         55.4
     MasterCard/Visa (2)                    16,833.7              16,193.1             15,198.3                4.0         10.8
     Private label                          11,552.4              11,088.1             10,800.6                4.2          7.0
     Other unsecured                        15,880.1              15,123.7             13,732.7                5.0         15.6
     Commercial and other                      620.0                 664.3                820.9               (6.7)       (24.5)
----------------------------------------------------------------------------------------------------------------------------------
     Total                                  85,276.0              81,803.4             69,855.7                4.2         22.1
Average noninsurance investments               464.9                 471.4                692.5               (1.4)       (32.9)
Other interest-earning assets                  442.5                 436.7                421.6                1.3          5.0
----------------------------------------------------------------------------------------------------------------------------------
Average managed interest-earning assets   $ 86,183.4            $ 82,711.5             70,969.8                4.2 %       21.4%
----------------------------------------------------------------------------------------------------------------------------------
(1)  % Columns: comparison to average managed interest-earning assets, annualized.

(2) MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and VISA USA Inc., respectively.


Summary of Securitization Related Revenue
                                                   Three Months Ended
-------------------------------------------------------------------------------
($ millions)                                12/31/00     9/30/00     12/31/99
-------------------------------------------------------------------------------
Gross gains                               $   279.4   $   142.5    $   182.6
Amortization                                 (139.9)     (106.3)      (121.1)
-------------------------------------------------------------------------------
Securitization related revenue                139.5        36.2         61.5
Over the life provision on new transactions   217.3       101.4        142.5
-------------------------------------------------------------------------------
Net effect of securitization activity     $   (77.8)  $   (65.2)   $   (81.0)
-------------------------------------------------------------------------------
Receivables securitized                   $ 2,793.4   $ 1,705.6    $ 2,069.0
-------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF INCOME - MANAGED BASIS

Twelve Months
                                                        Twelve Months Ended
                                                      ------------------------

($ millions)                              12/31/00     (1)       12/31/99       (1)      % Change
-----------------------------------------------------------------------------------------------------
Finance and other interest income       $ 11,702.7    14.61%  $   9,375.7      13.93%        24.8%
Interest expense                           5,212.7     6.51       3,836.5       5.70         35.9
-----------------------------------------------------------------------------------------------------
Net interest margin                        6,490.0     8.10%      5,539.2       8.23%        17.2
Provision for credit losses                3,252.4                2,781.8                    16.9
-----------------------------------------------------------------------------------------------------
Net interest margin after provision
   for credit losses                       3,237.6                2,757.4                    17.4
-----------------------------------------------------------------------------------------------------
Insurance revenues                           561.2                  534.6                     5.0
Investment income                            174.2                  168.8                     3.2
Fee income                                 1,470.4                1,205.5                    22.0
Securitization related revenue               242.9                  116.0                    100+
Other income                                 228.8                  223.8                     2.2
-----------------------------------------------------------------------------------------------------
Total other revenues                       2,677.5                2,248.7                    19.1
Operating expenses and policyholders'
    benefits                               3,304.6                2,785.4                    18.6
-----------------------------------------------------------------------------------------------------
Income before income taxes                 2,610.5                2,220.7                    17.6
Income taxes                                 909.8                  734.3                    23.9
-----------------------------------------------------------------------------------------------------
Net income                              $  1,700.7            $   1,486.4                    14.4
Average managed receivables:
     Real estate secured                $ 32,530.2            $  24,574.5                    32.4%
     Auto finance                          3,842.3                2,370.4                    62.1
     MasterCard/Visa (2)                  16,111.2               15,295.7                     5.3
     Private label                        11,194.2               10,255.9                     9.1
     Other unsecured                      14,760.8               13,008.6                    13.5
     Commercial and other                    693.5                  809.6                   (14.3)
-----------------------------------------------------------------------------------------------------
     Total                                79,132.2               66,314.7                    19.3
Average noninsurance investments             539.3                  558.6                    (3.5)
Other interest-earning assets                434.1                  416.4                     4.3
-----------------------------------------------------------------------------------------------------
Average managed interest-earning assets $ 80,105.6            $  67,289.7                    19.0%
-----------------------------------------------------------------------------------------------------

                                             Twelve Months Ended
                                            --------------------
($ millions)                                12/31/00    12/31/99
----------------------------------------------------------------
Gross gains                            $     683.1     $  493.3
Amortization                                (440.2)      (377.3)
----------------------------------------------------------------
Securitization related revenue               242.9        116.0
Over the life provision on
     new transactions                        513.0        382.2
----------------------------------------------------------------
Net effect of securitization activity  $    (270.1)   $  (266.2)
----------------------------------------------------------------
Receivables securitized                $   6,975.0    $ 5,241.0
----------------------------------------------------------------


RECEIVABLES ANALYSIS                                                  % Change
End of Period Managed Receivables                                   from Prior
                                                                    -----------
($ millions)                 12/31/00     9/30/00    12/31/99    Qtr.      Year
-------------------------------------------------------------------------------
Real estate secured      $   36,637.5  $ 35,289.0  $ 26,935.5    3.8%     36.0%
Auto finance                  4,563.3     4,329.5     3,039.8    5.4      50.1
MasterCard/Visa              17,583.4    16,376.8    15,793.1    7.4      11.3
Private label                11,997.3    11,278.0    11,269.7    6.4       6.5
Other unsecured              16,227.3    15,538.3    13,881.9    4.4      16.9
Commercial and other            598.6       642.3       808.3   (6.8)    (25.9)
-------------------------------------------------------------------------------
Managed portfolio        $   87,607.4  $ 83,453.9  $ 71,728.3    5.0%     22.1%
-------------------------------------------------------------------------------
Receivables (% of Managed Portfolio)
Real estate secured              41.8%       42.3%       37.6%
Auto finance                      5.2         5.2         4.2
MasterCard/Visa                  20.1        19.6        22.0
Private label                    13.7        13.5        15.7
Other unsecured (1)              18.5        18.6        19.4
Commercial and other               .7          .8         1.1
--------------------------------------------------------------------------------
Total                           100.0%      100.0%      100.0%
--------------------------------------------------------------------------------

End of Period Receivables ($ millions)                                                                 % Change from Prior
                                                                                                      ---------------------
---------------------------------------------------------------------------------------------------------------------------
Owned receivables:
    Real estate secured                                $   35,179.7    $  33,595.1       $ 24,661.9       4.7%       42.6%
    Auto finance                                            1,850.6        1,917.7          1,233.5      (3.5)       50.0
    MasterCard/Visa                                         8,053.6        7,203.0          6,314.4      11.8        27.5
    Private label                                          10,347.3       10,128.0         10,119.7       2.2         2.2
    Other unsecured                                        11,328.1       11,100.3          9,151.6       2.1        23.8
   Commercial and other                                       598.6          642.3            808.3      (6.8)      (25.9)
-----------------------------------------------------------------------------------------------------------------------------
Total owned receivables                                    67,357.9       64,586.4         52,289.4       4.3        28.8
-----------------------------------------------------------------------------------------------------------------------------
Accrued finance charges                                     1,302.6        1,187.2            879.3       9.7        48.1
Credit loss reserve for owned receivables                  (2,111.9)      (2,009.2)        (1,757.0)      5.1        20.2
Unearned credit insurance premiums and claims reserves       (725.2)        (646.0)          (569.3)     12.3        27.4
Amounts due and deferred from receivables sales             2,420.6        2,231.2          2,225.6       8.5         8.8
Reserve for receivables serviced with limited recourse     (1,082.3)        (976.8)          (909.6)     10.8        19.0
-----------------------------------------------------------------------------------------------------------------------------
Total owned receivables, net                               67,161.7       64,372.8         52,158.4       4.3        28.8
-----------------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
     Real estate secured                                    1,457.8        1,693.9          2,273.6     (13.9)      (35.9)
     Auto finance                                           2,712.7        2,411.8          1,806.3      12.5        50.2
     MasterCard/Visa                                        9,529.8        9,173.8          9,478.7       3.9          .5
     Private label                                          1,650.0        1,150.0          1,150.0      43.5        43.5
     Other unsecured                                        4,899.2        4,438.0          4,730.3      10.4         3.6
-----------------------------------------------------------------------------------------------------------------------------
     Total receivables serviced with limited recourse      20,249.5       18,867.5         19,438.9       7.3         4.2
-----------------------------------------------------------------------------------------------------------------------------
Total managed receivables, net                         $   87,411.2    $  83,240.3       $ 71,597.3       5.0 %      22.1 %
-----------------------------------------------------------------------------------------------------------------------------

     (1) Personal homeowner loans are real estate secured loans that have been underwritten and priced as unsecured loans. Personal homeowner loans are included in the other unsecured line, and comprise 4.4% of Household's total managed portfolio at 12/31/00, 4.1% at 9/30/00, and 3.5% at 12/31/99.

CREDIT QUALITY / CREDIT LOSS RESERVES
-------------------------------------------------------------------------------
Two-Months-and-Over Contractual Delinquency
-------------------------------------------------------------------------------
As a percent of managed consumer
     receivables, excludes commercial   12/31/00        9/30/00       12/31/99
-------------------------------------------------------------------------------
Real estate secured                      2.63%           2.77%          3.27%
Auto finance                             2.55            2.19           2.43
MasterCard/Visa                          3.49            3.48           2.78
Private label                            5.48            5.67           5.97
Other unsecured                          7.97            7.72           8.81
-------------------------------------------------------------------------------
Total                                    4.20%           4.21%          4.66%
-------------------------------------------------------------------------------
Quarter-to-Date Chargeoffs, Net of Recoveries
As a percent of average managed consumer receivables,annualized, excludes commercial.
-------------------------------------------------------------------------------
Real estate secured                        .41%           .41%        .54%
Auto finance                              5.22           4.45        5.43
MasterCard/Visa                           5.83           5.23        5.57
Private label                             5.06           5.28        5.88
Other unsecured                           5.92           7.00        6.98
-------------------------------------------------------------------------------
Total                                     3.41%          3.47%       3.96%
-------------------------------------------------------------------------------

Nonperforming Assets
-------------------------------------------------------------------------------
($ millions)
-------------------------------------------------------------------------------
Nonaccrual managed receivables               $2,112.3    $1,984.1   $1,912.6
Accruing managed receivables
    90 or more days delinquent                  859.8       802.8      739.9
Renegotiated commercial loans                    12.3        12.3       12.3
-------------------------------------------------------------------------------
Total nonperforming managed receivables       2,984.4     2,799.2    2,664.8
Real estate owned                               337.1       336.9      271.5
-------------------------------------------------------------------------------
Total nonperforming assets                   $3,321.5    $3,136.1   $2,936.3
Managed credit loss reserves as a percent
    of nonperforming managed receivables        107.0%      106.7%     100.1%
-------------------------------------------------------------------------------

Credit Loss Reserves

($ millions)                                             12/31/00                   9/30/00                 12/31/99
--------------------------------------------------------------------------------------------------------------------------------
Reserves for owned receivables
   at beginning of quarter                             $  2,009.2                $  1,986.5               $  1,750.3
Provision for credit losses                                 574.8                     524.4                    453.2
Chargeoffs, net of recoveries                              (490.3)                   (474.9)                  (455.9)
Other, net                                                   18.2                     (26.8)                     9.4
Reserves for owned receivables at end of quarter          2,111.9                   2,009.2                  1,757.0
Credit loss reserves for receivables serviced
   with limited recourse at beginning of quarter            976.8                     961.7                    855.5
Provision for credit losses                                 342.2                     250.5                    284.9
Chargeoffs, net of recoveries                              (231.6)                   (229.3)                  (229.2)
Other, net                                                   (5.1)                     (6.1)                    (1.6)
Credit loss reserves for receivables serviced
   with limited recourse at end of quarter                1,082.3                     976.8                    909.6
--------------------------------------------------------------------------------------------------------------------------------
Total managed credit loss reserves at end of quarter   $  3,194.2                $  2,986.0               $  2,666.6
-------------------------------------------------------------------------------------------------------------------------------
Credit loss reserves:
     Owned                                             $  2,111.9    3.14%(1)   $  2,009.2  3.11%(1)     $  1,757.0  3.36%(1)
     Serviced with limited recourse                       1,082.3    5.34            976.8  5.18              909.6  4.68
--------------------------------------------------------------------------------------------------------------------------------
Total managed credit loss reserves                     $  3,194.2    3.65%      $  2,986.0  3.58 %       $  2,666.6  3.72%
--------------------------------------------------------------------------------------------------------------------------------
(1)  % Columns:  comparisons to appropriate receivables.


